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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
             REGISTATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         TEXAS REGIONAL BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

           TEXAS                                                74-2294235
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)


                       3900 NORTH 10TH STREET, 11TH FLOOR
                              MCALLEN, TEXAS 78501
               (Address of principal executive offices) (Zip Code)


                         TEXAS REGIONAL BANCSHARES, INC.
               AMENDED AND RESTATED EMPLOYEE STOCK OWNERSHIP PLAN
                            (WITH 401(K) PROVISIONS)
                            (Full title of the plan)


                          WILLIAM A. ROGERS, JR., ESQ.
                            ROGERS & WHITLEY, L.L.P.
                         816 CONGRESS AVENUE, SUITE 1100
                               AUSTIN, TEXAS 78701
                     (Name and address of agent for service)

                                 (512) 328-8156
          (Telephone number, including area code, of agent for service)

                            ------------------------


                        CALCULATION OF REGISTRATION FEE


   TITLE OF EACH CLASS          AMOUNT            PROPOSED          PROPOSED MAXIMUM       AMOUNT OF
      OF SECURITIES             TO BE         MAXIMUM OFFERING          AGGREGATE         REGISTRATION
    TO BE REGISTERED           REGISTERED     PRICE PER UNIT (1)    OFFERING PRICE (1)        FEE
-------------------------------------------------------------------------------------------------------
Class A Voting Common           800,000            $36.25               $2,900,000           $725.00
Stock, par value $1.00/share


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

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   (1) Estimated in accordance with Rule 457 solely for purpose of calculating the registration fee, based upon the closing price of the Common Stock on December 17, 2001 as reported in the Nasdaq National Market System.


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                                     PART II

                                EXPLANATORY NOTE


        This Registration Statement is being filed to register an additional 800,000 shares of Class A Voting Common Stock, par value $1.00 per share, of Texas Regional Bancshares, Inc. (the "Company") that are or may be issued under or pursuant to the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) provisions). The Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) provisions) as amended and restated by the Board of Directors of the Company on December 11, 2001, and Amendment Number One to Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) provisions), also adopted by the Board of Directors of the Company on December 11, 2001, are attached as exhibits hereto. The Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) provisions) was formerly named the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions).

        The contents of Registration Statement on Form S-8 (Registration No. 33-39386), which also covers shares of Common Stock of the Company that have been or may be issued under or pursuant to the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) provisions) are incorporated herein by reference.


Item 8.  Exhibits

5.       Opinion re legality.

         *5.1 Opinion of Rogers & Whitley, L.L.P., including the consent of such counsel.

23.      Consents of experts and counsel

         *23.1  Consent of KPMG LLP.

          23.2 The consent of Rogers & Whitley, L.L.P. is contained in the opinion filed as Exhibit 5 to this Registration Statement.

24.      Power of attorney.

         Included in Part II of this Registration Statement.

99.      Additional exhibits.

         *99.1 Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) provisions)

         *99.2 Amendment Number One to Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) provisions)

--------------------
*Filed herewith.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McAllen, State of Texas, on December 21, 2001.

                                       TEXAS REGIONAL BANCSHARES, INC.



                                       By: /s/ G.E. RONEY
                                          ------------------------------------
                                          Glen E. Roney
                                          Chairman of the Board


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glen E. Roney as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every other act on behalf of the undersigned required to be done in connection therewith.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

           Signature                     Title                            Date
           ---------                     -----                            ----
      /s/ G.E. Roney
-------------------------------  Chairman of the Board,              December 21, 2001
       GLEN E. RONEY             President, Chief Executive
                                 Officer and Director
                                 (Principal Executive Officer)

      /s/ R.T. Pigott, Jr.
-------------------------------  Executive Vice President and        December 21, 2001
         R. T. PIGOTT, JR.       Chief Financial Officer
                                 (Principal Financial Officer)

      /s/ Ann Sefcik
-------------------------------  Controller and Assistant            December 21, 2001
       ANN M. SEFCIK             Secretary (Principal
                                 Accounting Officer)



           Signature                     Title                            Date
           ---------                     -----                            ----

      /s/ Morris Atlas
-------------------------------  Director                            December 21, 2001
          MORRIS ATLAS


      /s/ Frank N. Boggus
-------------------------------  Director                            December 21, 2001
          FRANK N. BOGGUS


      /s/ Robert G. Farris
-------------------------------  Director                            December 21, 2001
        ROBERT G. FARRIS


 /s/ C. Kenneth Landrum, M.D.
-------------------------------  Director                            December 21, 2001
     C. KENNETH LANDRUM, M.D.


      /s/ Julie G. Uhlhorn
-------------------------------  Director                            December 21, 2001
        JULIE G. UHLHORN

      /s/ Jack Whetsel
-------------------------------  Director                            December 21, 2001
          JACK WHETSEL

      /s/ M.M. Yzaguirre
-------------------------------  Director                            December 21, 2001
      MARIO MAX YZAGUIRRE


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                                  EXHIBIT INDEX

Exhibit
Number
------

   5.     Opinion re legality.

          *5.1 Opinion of Rogers & Whitley, L.L.P., including the consent of such counsel.

  23.     Consents of experts and counsel

          *23.1  Consent of KPMG LLP.

           23.2 The consent of Rogers & Whitley, L.L.P. is contained in the opinion filed as Exhibit 5 to this Registration Statement.

  24.     Power of attorney.

          Included in Part II of this Registration Statement.

  99.     Additional exhibits.

          *99.1 Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) provisions)

          *99.2 Amendment Number One to Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) provisions)

--------------------
*Filed herewith.